Exhibit 99.2

November 5, 2019

To:                  OneConnect Financial Technology Co., Ltd.

55F, Ping An Financial Center,

No 5033 Yitian Road, Futian District,

Shenzhen, Guangdong,

People’s Republic of China

Re: Certain PRC Law Matters of OneConnect Financial Technology Co., Ltd. (the “Company”)

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, for purposes of this legal opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the PRC Laws (as defined below).

We have acted as your legal counsel on the PRC Laws (as defined below) in connection with (a) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”), each representing certain number of ordinary shares of the Company (the “Ordinary Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in relation to the Offering, and (b) the proposed listing and trading of the Company’s ADSs on the New York Stock Exchange or the NASDAQ Global Market.

The following terms as used in this opinion are defined as follows.

“Governmental Agency” means each of, and “Governmental Agencies” means all competent national, municipal, provincial or local governmental, regulatory or administrative authorities, agencies or commissions in the PRC, or any court in the PRC.

“Governmental Authorization” means each of, and “Governmental Authorizations” means all consents, approvals, authorizations, certificates, permissions, registrations, filings, exemptions, licenses and qualifications required by any Governmental Agencies pursuant to any PRC Laws.

海问律师事务所HAIWEN & PARTNERS

北京市海问律师事务所上海分所

地址：上海市静安区南京西路1515号静安嘉里中心一座2605室（邮编200040）

Address：Unit 2605, Jing An Kerry Center Tower 1, 1515Nanjing West Road, Jing’an District, Shanghai200040, China

电话(Tel): (+86 21) 6043 5000    传真(Fax)：(+86 21) 5298 5030   www.haiwen-law.com

北京BEIJING丨上海 SHANGHAI  丨深圳 SHENZHEN   丨香港 HONG KONG  丨成都 CHENGDU

“Guang Feng Qi” means Urumqi Guang Feng Qi Investments Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业), a limited partnership enterprise established under the PRC Laws.

“Guangzhou Cornerstone Technology” means Guangzhou Cornerstone Technology Co., Ltd. (广州基石科技有限责任公司), a company incorporated under the PRC Laws.

“Guangzhou Sideng” means Guangzhou Sideng Integrity Information Technology Co., Ltd. (广州斯登诚信信息技术有限公司), a company incorporated under the PRC Laws.

“Individual Shareholders” means the shareholders of Shanghai Jin Ning Sheng and Shenzhen Lanxin, Jie Li and Liang Xu, and the partners of Guang Feng Qi, Wenjun Wang and Wenwei Dou.

“Individual Shareholders of Shenzhen CA” means the shareholders of Guangzhou Sideng, Shichun Zheng and Furong Liu, and the shareholder of Guangzhou Cornerstone Technology, Yiming Yang.

“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (关于外国投资者并购境内企业的规定), which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“Ping An Financial Technology” means Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司), a company incorporated under the PRC Laws.

“PRC Company” means any of, and “PRC Companies” means all of, PRC Subsidiaries and Variable Interest Entities.

“PRC Subsidiary” means each of, and “PRC Subsidiaries” means all of, the foreign owned enterprises incorporated by the Company in the PRC, including Shenzhen OneConnect Technology, Shanghai OneConnect Blockchain Technology Co., Ltd. (上海壹账通区块链科技有限公司), Beijing Vantage Point Technology Co., Ltd. (北京泛鹏天地科技股份有限公司), Nanjing Vantage Point Software Technology Co., Ltd. (南京泛鹏天地软件技术有限公司), Shenzhen OneConnect Information Technology Service Co., Ltd. (深圳壹账通信息科技服务有限公司), Beijing BER Technology Development Co., Ltd. (北京宝润兴业科技发展有限公司), Shenzhen BER Internet Information Service Co., Ltd. (深圳市宝润兴业互联网信息服务有限公司) and Zhang Tong Shun.

“PRC Laws” means the laws, regulations, statutes, rules, notices and supreme court’s judicial interpretations of the PRC effective and available to the public as of the date hereof.

“Shanghai Jin Ning Sheng” means Shanghai Jin Ning Sheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）), a limited partnership enterprise established under the PRC Laws.

“Shenzhen CA” means Shenzhen E-commerce Safety Certificates Administration Co., Ltd. (深圳市电子商务安全证书管理有限公司), a company incorporated under the PRC Laws.

“Shenzhen CA Minority Shareholders” means Shenzhen Zhengxin E-commerce Co., Ltd. (深圳市政信电子商务有限公司) and Shenzhen Digital Certificates Certification Center Co., Ltd. (深圳市电子证书认证中心有限公司), which collectively hold 1.09% equity interests of Shenzhen CA.

“Shenzhen Huaxinhe” means Shenzhen Huaxinhe Information Technology Co., Ltd. (深圳华信合信息技术有限公司), a company incorporated under the PRC Laws.

“Shenzhen Lanxin” means Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司), a company incorporated under the PRC Laws.

“Shenzhen OneConnect” means OneConnect Smart Technology Co., Ltd. (Shenzhen) (深圳壹账通智能科技有限公司), a company incorporated under the PRC Laws.

“Shenzhen OneConnect Technology” means OneConnect Technology Service Co., Ltd. (Shenzhen) (深圳壹账通科技服务有限公司), a company incorporated under the PRC Laws.

“Variable Interest Entity” means each of, and “Variable Interest Entities” means all of, the variable interest entities incorporated in the PRC, including Shenzhen OneConnect, Shanghai OneConnect Financial Technology Co., Ltd. (上海壹账通金融科技有限公司), Shenzhen Xinxuan Internet Technology Co., Ltd. (深圳鑫楦网络科技有限公司), Shenzhen OneConnect Technology Co., Ltd. (深圳壹账通科技有限公司), Shenzhen Kechuang Insurance Assessment Co., Ltd. (深圳市科创保险公估有限公司), Shanghai Financial Shield Information Technology Co., Ltd. (上海财盾信息技术有限公司), Zhuhai Yirongtong Asset Management Co., Ltd. (珠海亿融通资产管理有限公司), Shenzhen CA and Yuxin Technology Co., Ltd. (誉信科技有限公司).

“Zhuhai Ruisheng” means Zhuhai Ruisheng Chuangye Investment Limited Partnership (珠海市锐盛创业投资企业（有限合伙）), a limited partnership enterprise established under the PRC Laws.

“Zhang Tong Shun” means Zhang Tong Shun (Guangzhou) Technology Co., Ltd. (帐通顺（广州）科技有限责任公司), a company incorporated under the PRC Laws.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us, including, without limitation, originals or copies of the agreements listed in Appendix A hereof (the “VIE Agreements”) and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth (collectively, the “Documents”).

In rendering the opinions expressed below, we have assumed:

(a)                       the genuineness of all signatures, seals and chops, the authenticity of the Documents submitted to us as originals and the conformity to the originals of the Documents submitted to us as copies;

(b)                       the truthfulness, accuracy and completeness of all the Documents, as well as the factual statements contained in the Documents and all other factual information provided to us;

(c)                        that the Documents which have been presented to us remain in full force and effect up to the date of the legal opinion and have not been revoked, amended, varied, superseded or supplemented, except as noted therein;

(d)                       the truthfulness, accuracy and completeness of the statements made by the Company, the PRC Companies and relevant government officials in response to our inquiries during the process of our due diligence for the purpose of the Offering;

(e)                        in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all information (including factual statements) and materials that have been provided to us by the Company and the PRC Companies are true, accurate, complete and not misleading, and that the Company, or each PRC Company has not withheld, omitted or concealed anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part.  Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company, the PRC Companies and/or other relevant entities and/or upon representations made by such persons in the course of our inquiries and consultations;

(f)                         that all parties thereto have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties, and have duly executed, delivered, performed and/or issued those documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder, and all parties will duly perform their obligations under the Documents to which they are parties;

(g)                        that all Governmental Authorizations and other official statements or documentations were obtained from competent Governmental Agencies by lawful means in due course; and

(h)                       with respect to all parties, the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the laws of the PRC.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

Based on the foregoing and subject to the disclosures contained in the Registration Statement, any matters not disclosed to us as well as the qualifications set out below, we are of the opinion that, as of the date hereof, so far as the PRC Laws are concerned:

1.                            Each PRC Subsidiary is a limited liability company, duly incorporated and validly existing under the PRC Laws, and has the status of an independent legal person under the PRC Laws.

2.                            The ownership structure of (i) Shenzhen OneConnect Technology and Shenzhen OneConnect, and (ii) Zhang Tong Shun and Shenzhen CA does not violate applicable PRC Laws currently in effect, and except for (i) certain clauses regarding the remedies or relief that may be awarded by an arbitration tribunal and the power of courts to grant interim remedies in support of the arbitration and liquidation arrangements, and (ii) the circumstance where, in respect of the VIE Agreements binding Shenzhen CA, the Shenzhen CA Minority Shareholders which are not the parties to the VIE Agreements may not have the requisite power and authority to execute, deliver or perform the written confirmation on the VIE Agreements binding Shenzhen CA or may not obey such confirmation, the VIE Agreements are valid, binding and enforceable in accordance with the applicable PRC Laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of the PRC Laws and future PRC laws and regulations, and there can be no assurance that the Governmental Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

3.                            The M&A Rules purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.  The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules.  Based on our understanding of the PRC Laws, the Company is not required to obtain the approval from the CSRC for the listing and trading of the ADSs on the New York Stock Exchange or the NASDAQ Global Market in the context of the Offering, because (i) our PRC Subsidiaries were not established by merger with or acquisition of PRC domestic companies using equities as consideration as defined in the M&A Rules, and (ii) no explicit provision in the M&A Rules classifies the respective contractual arrangements between Shenzhen OneConnect Technology or Zhang Tong Shun, Shenzhen OneConnect or Shenzhen CA, and their respective shareholders as a type of acquisition transaction falling under the M&A Rules.  However, there remains some uncertainty as to how the M&A Rules will be interpreted and implemented in the context of an overseas offering and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

4.                            The statements made in the Registration Statement under the caption “Taxation—PRC Taxation,” with respect to the PRC Laws, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements represent our opinion.

The foregoing opinion is further subject to the following qualifications:

(a)                       we express no opinion as to any laws other than the PRC Laws in force on the date of this opinion;

(b)                       the PRC Laws referred to herein are laws currently in force and there is no guarantee that any of such laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect;

(c)                        this opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter, and no part should be extracted and referred to independently;

(d)                       this opinion is subject to the effects of (i) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interests of the state, social ethics, reasonableness, national security, good faith, fair dealing and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution, performance or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial or arbitral discretion with respect to the availability of indemnifications, remedies or defenses, injunctive relief, the calculation of damages, the entitlement to attorney’s fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process; (iv) the discretion of any competent PRC legislative, administrative or judicial or arbitral bodies in exercising their authority in the PRC; (v) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally; and (vi) possible judicial, arbitral, or administrative actions or any PRC Laws affecting creditors’ rights;

(e)                        where certain facts were not, or may not be practical to be verified by us, we have relied upon certificates or statements or representations issued or made by relevant governmental authorities of the PRC, the appropriate representatives of the Company or any PRC Company with the proper powers and functions without further independent investigation;

(f)                         this opinion is given pursuant to the PRC Laws as in effect on the date hereof and is subject to change and qualification by reason of change of law and circumstances, lapse of time and other matters. We express no opinion as to the rights, obligations or other matters arising subsequent to the date hereof, and we assume no obligation to advise you or any other person or entity of any changes to our opinion subsequent to the date hereof; and

(g)                        we do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC Laws.

This opinion is delivered by us in our capacity as the Company’s PRC legal counsel solely for the purpose of and in connection with the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by anyone else without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.  We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Signature Page to Follow

Signature Page to the PRC Legal Opinion on Certain PRC Law Matters of OneConnect Financial Technology Co., Ltd.

Yours sincerely,

/s/ Haiwen & Partners
Haiwen & Partners

Appendix A List of VIE Agreements

1.                  Amended and Restated Exclusive Business Cooperation Agreement dated September 16, 2019 by and between Shenzhen OneConnect Technology and Shenzhen OneConnect.

2.                  Amended and Restated Exclusive Equity Option Agreement dated September 16, 2019 by and among Shenzhen OneConnect Technology, Shenzhen OneConnect, Shanghai Jin Ning Sheng, Shenzhen Lanxin, Ping An Financial Technology, Guang Feng Qi and the Individual Shareholders.

3.                  Amended and Restated Exclusive Asset Option Agreement dated September 16, 2019 by and among Shenzhen OneConnect Technology, Shenzhen OneConnect, Shanghai Jin Ning Sheng, Shenzhen Lanxin, Ping An Financial Technology, Guang Feng Qi and the Individual Shareholders.

4.                  Amended and Restated Shareholder Voting Proxy Agreement dated September 16, 2019 by and among Shenzhen OneConnect Technology, Shenzhen OneConnect, the subsidiaries of Shenzhen OneConnect, Shanghai Jin Ning Sheng, Shenzhen Lanxin, Ping An Financial Technology, Guang Feng Qi and the Individual Shareholders.

5.                  Amended and Restated Equity Pledge Agreement dated September 16, 2019 by and among Shenzhen OneConnect Technology, Shenzhen OneConnect, Shanghai Jin Ning Sheng, Shenzhen Lanxin, Ping An Financial Technology, Guang Feng Qi and the Individual Shareholders.

6.                  Letters of Undertakings and Spousal Consent Letters dated September 16, 2019 by the Individual Shareholders or their respective spouses.

7.                  Exclusive Business Cooperation Agreement dated August 8, 2019 by and between Zhang Tong Shun and Shenzhen CA.

8.                  Exclusive Equity Option Agreement dated August 8, 2019 by and among Zhang Tong Shun, Shenzhen CA, Shenzhen Huaxinhe, Zhuhai Ruisheng, Lianying He, Guangzhou Sideng and Guangzhou Cornerstone Technology.

9.                  Exclusive Asset Option Agreement dated August 8, 2019 by and among Zhang Tong Shun, Shenzhen CA, Shenzhen Huaxinhe, Zhuhai Ruisheng, Lianying He, Guangzhou Sideng and Guangzhou Cornerstone Technology.

10.           Shareholder Voting Proxy Agreement dated August 8, 2019 by and among Zhang Tong Shun, Shenzhen CA, Shenzhen Huaxinhe, Zhuhai Ruisheng, Lianying He, Guangzhou Sideng and Guangzhou Cornerstone Technology.

i

11.           Equity Pledge Agreement dated August 8, 2019 by and among Zhang Tong Shun, Shenzhen CA, Shenzhen Huaxinhe, Zhuhai Ruisheng, Lianying He, Guangzhou Sideng and Guangzhou Cornerstone Technology.

12.           Letters of Undertakings and Spousal Consent Letters by the Individual Shareholders of Shenzhen CA or their respective spouses.

ii